UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2019

REGEN BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	45-5192997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-191725

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 702 1404

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities

On September 30, 2018 Regen Biopharma, Inc. (“Regen”) issued a convertible promissory note in the principal amount of $350,000 (“Note”) to Zander Therapeutics, Inc. (“Zander”). On June 27, 2019 Zander converted $340,000 of the principal amount of the Note into 194,285, 714 shares of the Series A Preferred stock of Regen as per the terms and conditions of the Note.

Zander and Regen are under common control. David Koos serves as Chairman & CEO of both Regen BioPharma, Inc. and Zander Therapeutics Inc. Todd S. Caven serves as CFO of both Regen BioPharma, Inc. and Zander Therapeutics Inc. Koos and Caven also serve as Directors of Zander Therapeutics, Inc. Zander Therapeutics, Inc. is the sole licensee of NR2F6 intellectual property licensed to Zander by KCL Therapeutics, Inc. for veterinary applications. KCL Therapeutics Inc. is a majority owned subsidiary of Regen.

The foregoing description of the abovementioned Note is not complete and is qualified in its entirety by reference to the text of the Note , which was filed with the Securities and Exchange Commission as Exhibit 10.1 of Regen’s Form 8-K filed on October 4, 2018 and incorporated in this Item 8.01 by reference.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
10.1	$350,000 Convertible Promissory Note *

* Incorporated by Reference to Exhibit 10.1 of Regen’s Form 8-K filed on October 4, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOPHARMA, INC.

Dated: July 2, 2019	By: /s/ David Koos
David Koos
Chief Executive Officer

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